                                                                   EXHIBIT 10.20


                                MASTER AGREEMENT



      THIS MASTER AGREEMENT ("Agreement") is made and entered into this 11th day of November 1998, by and among:



  1. Modus Media International, Inc. ("MMI"), a corporation existing under the laws of Delaware with its principal place of business at 690 Canton Street, Westwood, MA 02090, United States of America;



  2. The Korean management team (hereinafter individually, "Partner" and collectively "Partners") of Modus Media International Korea, Ltd. ("MMIK") composed of DaeSu Jung, ByungSoo Lee and SeungHun Baek; and



  3. MMIK, a corporation existing under the laws of the Republic of Korea which has its principal place of business at 750-8 Komai-ri, Key-heung-ub, Yongin-si, Kyungki-do, 449-900 Korea.



      WHEREAS, MMI is the owner of all of the issued and outstanding shares of MMIK;



      WHEREAS, MMI wishes to restructure its operations in Korea whereby MMI will dissolve and liquidate MMIK and otherwise end the corporate existence of MMIK;



      WHEREAS, the Partners wish to take over certain operations and employees of MMIK and for this purpose will incorporate and form Modus Media Korea Ltd. ("NEWCO"), a joint stock company, under the laws of the Republic of Korea to acquire such operations and employees of MMIK;


      WHEREAS, to effectuate MMI's desire to sell, assign,

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transfer to the Partners and the Partners' desire to buy, assume, and receive
(through NEWCO) from MMI certain assets and operations of MMI, various actions need to be taken by the parties and numerous agreements between the parties will need to be entered into; and



      WHEREAS, it is the intent of the parties to clarify the order of actions to be taken and the procedures to be used to sell, assign, and transfer certain assets and operations of MMIK to the Partners (through NEWCO) and tie and connect together the various agreements to be entered into by the parties via this Master Agreement.



      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:



1.   Procedural Order
     ----------------


     The parties shall take the following actions and enter into the following agreements in accordance with the following phases. It is intended that all the actions and agreements in each phase be completed and entered into prior to taking the actions in the following phase.



      a.  Phase One
          ---------


           Formation of NEWCO. The Partners shall form and incorporate a joint
           ------------------
      stock company (chusik hoesa) under the laws of the Republic of Korea with the paid-in capital of 100,000,000 won composed of 20,000 common shares with par value of 5,000 won.



      b. Phase Two
         ----------


              (i)  Stock Subscription and  Shareholders
                   ------------------------------------

      Agreement
      ---------



           MMI, the Partners, and NEWCO shall enter into a Stock Subscription and Shareholders Agreement substantially in the form attached hereto as Exhibit A, which shall detail the rights and obligations of the shareholders of NEWCO and NEWCO, whereby MMI shall subscribe for 5,000 common shares with a par value of 5,000 won in exchange for a capital contribution of 50 million won.



           (ii) Option Agreement
                ----------------


           MMI, NEWCO, and the Partners shall enter into an Option Agreement substantially in the form attached hereto as Exhibit B, whereby MMI shall be given the option to purchase or designate the purchaser of all of the voting shares in NEWCO at fair market value (but not less than 30,000 Korean won per share), beginning on the third anniversary of the Option Agreement and continuing until the fifth anniversary of the Option Agreement. The Parties shall cause NEWCO to place a legend on the share certificates containing a reference to the terms of the option agreement so as to give adequate notice of the restriction on the share transfer under the Option Agreement to any third party who may acquire an interest in the shares of NEWCO. The Option Agreement shall be executed concurrently with the Stock Subscription and Shareholders Agreement.



      c.   Phase Three
           -----------


           (i)  Severance Contributions by MMI
                ------------------------------

           MMI shall inject funds to MMIK of up to
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      U.S. $350,000 to be used to pay the severance and other disassociation benefits payable by MMIK to its employees; any severance and other disassociation benefits payable over this amount shall be borne equally by MMI and NEWCO. Notwithstanding the foregoing, the severance and other disassociation benefits payable to Sung Ho Lee shall be the responsibility of and paid directly by MMI; MMI shall indemnify MMIK for any such payment made to Sung Ho Lee by MMIK.



           (ii)  POD Sales and Purchase Agreement
                 --------------------------------


           MMI and MMIK have entered into a POD sales and purchase agreement whereby MMIK has sold the Print on Demand equipment for U.S. $430,000 to MMI.



           (iii)  Cancellation of Loan Guarantees
                  -------------------------------



           All loan and overdraft guarantees of MMI guaranteeing MMIK's loan and debt obligations, shall be canceled or discontinued.



           (iv) License Agreement
                -----------------



           MMI and NEWCO shall enter into a license agreement substantially in the form attached hereto as Exhibit C, which shall detail the terms and conditions for NEWCO's continuing use of the trademark "Modus Media," or a derivation thereof, as part of NEWCO's name and trademark.



           (v)  Sales Commission Agreement
                --------------------------



           MMI and NEWCO shall enter into a sales commission agreement substantially in the form attached hereto as Exhibit D, which shall detail the terms and conditions of sales commission to be paid to MMI and NEWCO for sales support provided to each other.



      d. Phase Four
         ----------


            (i)  Business Transfer Agreement
                 ---------------------------


           MMIK and NEWCO shall enter into a business transfer agreement substantially in the form attached hereto as Exhibit E, which shall detail the terms and conditions of the transfer of certain operations and assets of MMIK to NEWCO, including the transfer of employees. The transfer of the business under this agreement shall be completed on the Closing Date as defined in the business transfer agreement.



            (ii)  Dissolution of MMIK
                  -------------------



      MMI shall adopt a resolution to dissolve and liquidate MMIK



            (iii)  Severance Pay & Employee Compensation
                   -------------------------------------


           MMIK shall pay all wages due, accrued benefits payable, severance and other disassociation benefits payable to MMIK employees, except as provided for Sung Ho Lee in Section 1(i) within the time period required by law or contract after the resolution to dissolve and liquidate MMIK is passed.



      e. Phase Five
         ----------

            (i) Liquidation of MMIK. MMIK shall file with the relevant Korean
                -------------------
      court a request for an order
      to commence the liquidation procedure of MMIK, and upon its receipt, liquidate MMIK.



            (ii) Issuance of New Shares. NEWCO shall issue 5,000 new shares to
                 ----------------------
      MMI in exchange for 50,000,000 won in accordance with the Stock Subscription and Shareholders Agreement.



2. This Agreement and the transactions and related agreements contemplated hereunder shall be subject to and contingent upon (i) the approval of MMI's banks, and (ii) the approval of MMI Board of Directors.



3.  Entire Agreement. This Agreement constitutes the entire understanding and
    ----------------
agreement among all Parties and supersedes any and all prior or contemporaneous, oral or written, representations, communications, understandings and agreements among the Parties with respect to the subject matter hereof.



4.  Modifications. This Agreement shall not be modified, amended, canceled or
    -------------
altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by all Parties. All amendments or modifications of this Agreement shall be binding upon the Parties despite any lack of consideration so long as the same shall be in writing and executed by the Parties.



5.  Waiver. Performance of any obligation required of a Party hereunder may be
    ------
waived only by a written waiver signed by the other Parties, which waiver shall be effective only with respect to the specific obligation described. The waiver by each Party of a breach of any provision of this Agreement by any of the other Parties shall not operate or be construed as a waiver of any
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subsequent breach of the same provision or another provision of this Agreement.



6.  Severability. If any provision hereof is found invalid or unenforceable
    ------------
pursuant to any executive, legislative, judicial or other decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms, unless any Party deems the invalid or unenforceable provisions to be essential to this Agreement, in which case each Party may terminate this Agreement, effective immediately, upon written notice to the other Party.



7.  Governing  Law. This Agreement and all disputes arising out of or in
    --------------
connection with this Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the Republic of Korea.



8.  Arbitration and Forum for Dispute Resolution. Any dispute arising out of
    --------------------------------------------
or in relation to this Agreement, unless otherwise amicably resolved by agreement between the parties, shall be finally settled by arbitration. Such arbitration shall be conducted in Seoul, Korea in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board. Each party hereto shall appoint one of the arbitrators, and those two arbitrators shall choose the third arbitrator. The arbitration award rendered by three arbitrators so appointed shall be final and conclusive, and shall be recognized and enforced by any competent court having jurisdiction.



9.  Expenses. Each Party shall pay all of its own expenses relating to the
    --------
transactions contemplated by this Agreement, including without limitation the fees and
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expenses of its counsel and financial advisers, unless specifically provided otherwise in the other agreements.



10.  Assignment. No Party may assign this Agreement or any of the rights or
     ----------
obligations hereunder to any third party without the prior written consent of the other Parties.



11.  Third Party Benefits. This Agreement shall be binding upon, and inure to
     --------------------
the benefit of, each of the Parties and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall be deemed to confer any right or remedy upon, or obligate any Party to, any person or entity other than the Parties.



12.  No Partnership or Agency. Nothing in this Agreement shall be construed as
     ------------------------
creating a partnership, agency, employment relationship, franchise relationship or taxable entity among the Parties, and no Party shall have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other Parties, it being understood that the Parties are independent contractors vis-a-vis one another.



13.  Force Majeure. The failure or delay of any Party to perform any obligation
     -------------
under this Agreement solely by reason of acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes or disturbances, fire, transportation contingencies, shortage of facilities, fuel, energy, labor or materials, or laws, regulations, acts or order of any governmental agency or official thereof, other catastrophes, or any other circumstance beyond its reasonable control ("Force Majeure") shall not be deemed to be a breach of this Agreement so long as the Party so prevented from complying with this Agreement shall not have contributed to such Force Majeure, shall have used its best efforts to avoid
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such Force Majeure or to ameliorate its effects, and shall continue to take all actions within its power to comply as fully as possible with the terms of this Agreement. In the event of any such default or breach, performance of the obligations shall be deferred until the Force Majeure ceases.



14.  Notices. All notices, demands, requests, consents or other communications
     -------
hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, in which case such notice shall be deemed given upon delivery, or sent by registered or certified mail, return receipt requested, in which case such notice shall be deemed given five (5) days after dispatch, or sent by telecopy, in which case such notice shall be deemed given upon acknowledgement of receipt by the recipient, to the Parties at the following addresses, or to such other address as may be designated by written notice given by each Party to the other Parties:



      To Modus Media International:
      -----------------------------



      Address:     690 Canton Street
                   Westwood, MA 02090
                   U.S.A.
      Telephone:   1-781-407-2000
      Facsimile:   1-781-407-3846

      To NEWCO:
      ---------



      Address:     750-8 Komai-ri, Key-heung-ub,
                   Yongin-si, Kyungki-do
                   449-900 Korea
      Telephone:   331-284-6114
      Facsimile:   331-284-6119

      To Partners:
      ------------

      DaeSu Jung, ByungSoo Lee, SeungHun Baek
      Address:     750-8 Komai-ri, Key-heung-ub,
                   Yongin-si, Kyungki-do
                   449-900 Korea
      Telephone:   331-284-6114
      Facsimile:   331-284-6119



      TO MMIK
      -------

      Address:     750-8 Komai-ri, Key-heung-ub,
                   Yongin-si, Kyungki-do
                   449-900 Korea
      Telephone:   331-284-6114
      Facsimile:   331-284-6119



15. Compliance with Law. The Parties shall at all times act to assure that all
    -------------------
the transactions contemplated herein shall comply with the laws and regulations of Korea and other applicable authorities.



16. Counterparts. This Agreement may be executed in one (1) or more
    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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17.  Captions. The section headings and captions contained herein are for
     --------
purposes of reference and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.



18.  Confidentiality of Agreement. The Parties agree that they will not
     ----------------------------
disclose, disseminate or cause to be disclosed the terms and conditions of this Agreement, except insofar as disclosure is reasonably necessary to carry out and effectuate the terms of this Agreement, and insofar as any Party is required by law to respond to any demand for information from any court, governmental entity or governmental agency.



19.  Language. The Parties agree that the English language shall be the language
     --------
used for the interpretation of this Agreement.



     IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.



Modus Media International


/s/ Gene S. Morphis
-----------------------------
By:
Its: SR. V.P.


MMIK


/s/ [ILLEGIBLE]
-----------------------------
By:
Its: President
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Partners

DaeSu Jung


 /s/ DaeSu Jung
-----------------------------

ByungSoo Lee


 /s/ ByungSoo Lee
-----------------------------

SeungHun Baek


 /s/ SeungHun Baek
-----------------------------